SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C., 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934 Date of Report (Dated of earliest event reported) November 18, 2005

                          STANDARD CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                 0-25707                    91-1949078
(State or other jurisdiction   (Commission File No.)     (IRS  Employee
 or incorporation)                                   Identification  Number)


     2429  -  128th Street, Surrey B.C., Canada                 V4A  3W2
    (Address  of  principal  executive  offices)             (Postal  Code)

                                  604-538-4898
              (Registrant's telephone number, including area code)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

On November 18, 2005, Standard Capital Corporation (the "Company") held its Second Annual General Meeting of Stockholders (the "Meeting").

There are 2,285,000 common shares issued and outstanding as at the record dated of October 31, 2005 of which the following shares were represented at the Meeting.

          Represented  in  Person:          385,000 common shares

          Represented  by  Proxy:         1,535,500 common shares

This represented a total of 1,920,500 common shares which represents 84% of the issued and outstanding shares.

The  matters  approved  by  the  shareholders  were  as  follows:

1.     The  election  of  E.  Del Thachuk and B. Gordon Brooke as directors; and

2. The appointment of Madsen & Associates, CPA's Inc. as the Company's independent accountants for the year ended August 31, 2006.

There  were  no  other  matters  brought  forth  at  the  Meeting.

At a subsequent Directors' Meeting, the directors appointed the following officers:

     E.  Del  Thachuk      Chief Executive Officer and President

     B.  Gordon  Brooke    Chief Financial Officer and Chief Accounting Officer

     Maryanne  Thachuk     Secretary  Treasurer

In addition to the above appointments, the Directors appointed B. Gordon Brooke as Chairperson of the Audit Committee and E. Del Thachuk as a member of the Audit Committee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Standard  Capital  Corporation


/s/ "E. Del Thachuk"
--------------------
E.  Del  Thachuk                              Dated: November 21, 2005
Chief Executive Officer, President
and Director